As filed with the Securities and Exchange Commission on
                          Registration No. ___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           Benacquista Galleries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                                              71-0928242
(State or other jurisdiction of                          (I.R.S. Employer
 Incorporation or organization)                         Identification Number)


                                      5990
                          (Primary Standard Industrial
                          (Classification Code Number)

                            15208 Jarrettsville Pike
                             Monkton, Maryland 21111
                                 (410) 303-9879
                               (410) 321-1799 Fax

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   James Price
                            15208 Jarrettsville Pike
                             Monkton, Maryland 21111
                                 (410) 303-9879
                               (410) 321-1799 Fax

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            With a copy to:

                            Jonathan Dariyanani, Esq.
                                101 Hiller Street
                                Belmont, CA 94002
                               (310) 849-4576 Tel
                                (415) 358-5548Fax

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

    Concluding date of the offering:
    December 31, 2003

     If this form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [].
     If this form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [].
     If this form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [].
     If delivery of the prospectus is expected to be made under Rule 434, please check the following box [].


Calculation of registration fee

Title of
each class
of                     Amount of
securities             shares to       Proposed maximum     Proposed maximum    Amount of
to be                  be              offering price       aggregate           registration
registered             registered      per unit             offering price      fee (1)
---------------        -----------     ----------------     -----------------   ------------

Common shares           1,000,000       $ 1.00               $ 1,000,000         $ 80.90
to be sold by
company

Common shares           1,030,900       $ 1.00               $ 1,030,900         $ 83.40
to be sold by
selling
shareholders



     (1) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(o) of the Securities Act of 1933. The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting according to such Section 8(a), may determine.

Prospectus (subject to completion)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Issued [to be dated upon printing of prospectus] 2003



                        2,030,900 Shares of Common Stock

                            BENACQUISTA GALLERIES, INC.

                                  COMMON STOCK

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus relates to our offering of 1,000,000 shares of our common stock at a price of $1.00 per share and the offering by certain selling shareholders of 1,030,900 shares of our common stock at a price of $1.00 per share. We will not receive any proceeds from the sale of any of the shares by selling shareholders. We will be selling all of the 1,000,000 shares of common stock we are offering in a direct participation offering and will not use an underwriter or pay a commission for the sale of the shares. This is our initial public offering, and no public market currently exists for any of our securities. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

This is a highly risky investment.

WE HAVE DESCRIBED THESE RISKS UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE
7. These securities are not listed on any national securities exchange or the NASDAQ Stock Market.

Table of contents                                                           Page

Front of registration statement                                              2-3

Inside front and outside back cover pages of prospectus                        3

Summary information risk factors                                               5

Risk Factors                                                                   8

Use of proceeds                                                               13

Determination of offering price                                               15

Plan of distribution                                                          16

Selling security holders                                                      17

Legal proceedings                                                             33

Directors, executive officers, promoters and control persons                  34

Executive compensation                                                        34

Security ownership of certain beneficial owners and management                35

Description of securities                                                     37

Interest of named experts and counsel                                         38

Changes in and disagreements with accountants on accounting                   38
and financial disclosure

Disclosure of commission position on indemnification for                      39
securities act liabilities

Description of business                                                       40

Management's discussion and analysis                                          44

Description of property                                                       47

Certain relationships and related transactions                                52

Market for common equity and related stockholder matters                      53

Financial statements                                                          55

Indemnification of directors and officers                                     56

Other expenses of issuance and distribution                                   56

Recent sales of unregistered securities                                       57

Undertakings                                                                  59

Exhibits index                                                                61

Summary information and risk factors


Prospectus summary

     You should read the following summary together with the more detailed information regarding Benacquista Galleries and the common stock being sold in this offering and our financial statements and notes appearing elsewhere in this prospectus.


Benacquista Galleries, Inc.
Principal Executive Offices
15208 Jarrettsville Pike
Monkton, Maryland 21111
(410) 303-9879
www.benacquistagalleries.com
----------------------------


Benacquista Galleries, Inc. is a development stage company that was organized under Nevada law on January 17, 2003. We are engaged in the business of providing original works of art, lithographs, serigraphs, giclees, prints and sculpture to art collectors and art investors. We intend to market and distribute art via our website and a chain of galleries. Both the website and the galleries have yet to be developed. To date, we have derived no revenue, have no customers and are not yet offering our products and services for sale.

Key Terms of the Primary Offering

We are offering for sale 1,000,000 common shares to the public at a price of $1.00 per share. This offering is being conducted without an underwriter on a direct participation basis. There can be no assurance that we will be able to sell any of the shares we are offering. We have determined the initial offering price of the shares arbitrarily. The per share price bears no relationship to our assets, earnings, book value or any other set of traditional valuation criteria. If the offering is fully subscribed, we will raise $1,000,000, before expenses of the offering.




The Primary offering:

Common stock offered............................................1,000,000 shares

Common stock to be outstanding after this offering.............11,000,000 shares

Use of proceeds............................................... For general corporate purposes, including working capital, development of our website, the opening of our first gallery, staffing, advertising, marketing and sales expenses.

Key Terms of the Secondary Offering

We are also registering 1,030,900 shares for sale by certain selling shareholders at a price of $1.00 per share. We will not receive any of the proceeds of any of the sales of the shares by the selling shareholders. We are paying the expenses for the registration of these shares by the selling shareholders.

The foregoing information is based on the number of shares of common stock outstanding as of January 31, 2003.

SUMMARY FINANCIAL DATA

    The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to January 31, 2003 and the balance sheet data at January 31, 2003 come from Benacquista galleries audited Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period inception to January 31, 2003 come from Benacquista Galleries audited financial statements for that period, which are included in this Prospectus. These statements include all adjustments that Benacquista Galleries considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended January 31, 2003 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:


                                                             January 31, 2003

                                     ASSETS

Current Assets
     Cash                                                    $       5,000
     Inventory                                                     952,127
                                                                -------------

         Total Current Assets                                      957,127

Deferred Offering Costs                                              5,000
                                                                -------------

     Total Assets                                            $     962,127
                                                                =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities                                          $           -

Long-Term Liabilities
     Note payable to related party                           $     952,127
                                                              ------------

         Total Long-Term Liabilities                               952,127
                                                             -------------

Stockholders' Equity
     Common stock - $0.001 par value; 50,000,000 shares
        authorized; 10,000,000 shares issued and outstanding       10,000
                                                             -------------


         Total Stockholders' Equity                                10,000
                                                             -------------

Total Liabilities and Stockholders' Equity                  $     962,127
                                                             =============



STATEMENT OF OPERATIONS DATA:

                                                               For the Period
                                                              January 17, 2003
                                                             (Date of Inception)
                                                              Through
                                                              January 31, 2003

         Revenue                                             $               --

         General and administrative expenses                                 --
                                                             ------------------

         Net Income                                          $               --
                                                             ==================

         Basic and Diluted Income Per Share                  $               --
                                                             ==================


         Weighted Average Number of Shares

               Outstanding                                           10,000,000
                                                             ==================

Risk factors


     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Risks and uncertainties, in addition to those we describe below, that are not presently known to us, or that we currently believe are immaterial may also impair our business operations. If any of the following risks occur, our business could be harmed, the price of our common stock could decline and you may lose all or part of your investment.


Risks related to our business

We do not currently have any artists under contract for sale of their artwork. We may never successfully contract with an artist to sell their works. Our entire business model and product offering is dependent on such contracts. Without them, we will not secure a sufficient inventory of art and our business will fail.

     Securing one or more artists under contract to sell their works through us involves a number of important steps:

o Establishing sufficient brand recognition to attract the attention of artists;
o Offering sufficient financial incentives and marketing resources as to attract appropriate artists;
o Successfully contracting with and keeping under contract appropriate artists together with their significant works

     Identifying and contracting with appropriate artists involves the successful execution of the above steps, which requires capital and human resources. We may not have sufficient capital or human resources to successfully accomplish these steps. If we fail to identify, contract with and retain appropriate artists, we will not have a successful product offering and our business will fail.

We currently have no gallery or completed website to offer any artwork to the public. We may never successfully complete either project, causing our business to fail.

    In order to establish these venues to market works of art we must establish:

o An Internet website highlighting all of our contracted artists and their works for sale;
o E-commerce capability on our Internet website so that we can sell art directly to on-line customers for delivery to their homes or offices;
o Retail galleries in leased locations which are appropriate to the demographics of our customers

     All of these projects are in the very early stages of development and require substantial time and resources to complete. We do not currently have the resources or staff to complete the projects and may not develop the technical, financial or human resources to complete these projects. Without completing these projects successfully, we will not have a mechanism for revenue and we will fail.

We have a limited operating history, are not currently profitable and may not become profitable. If we never become profitable, our stock price would decline.

     We have only been in business since January 17, 2003. There is no meaningful historical data for an investor to evaluate. As of January 31, 2003 we had $962,127 in assets and $952,127 in liabilities. We had $5,000 available in cash as of January 31, 2003. We have never derived any revenues or profits. The revenue and income potential of our business and the market for on-line sales of artwork has to be proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our infrastructure, website and galleries. As a result, we anticipate having a net loss from operations in fiscal 2003 and may not be able to reach or sustain profitability in the future.


We must draw a diverse, qualified audience of purchasers to our website and to our galleries. This audience must purchase artwork from us. Failure to develop the audience or to convert the audience to purchasers will result in insufficient sales and revenue and our business will fail.


     We expect that many of the same factors that will influence potential purchasers to visit our retail or on-line galleries will also control their purchasing. We may not be successful in achieving either of these ends without being able to:

         o Drive collectors and investors to our galleries and to our web site;
         o Sign kinds of artists and works under contract that will appeal to our customer demographic, both on-line customers and retail storefront customers;
         o Establish and enhance our infrastructure to handle a large amount of artists and their artwork;
         o Continue to research and develop precise locations for our galleries;
         o Diversify our product offerings to appeal to a more diverse range of art collectors and investors.

     Our investment in these programs will require substantial amounts of cash, which may not be available. Such expenditures will affect adversely our short-term profitability. Additionally, we may fail to successfully implement these programs or otherwise fail to develop a qualified audience of purchasers. Such a failure would impact revenues adversely, and cause our business to suffer.

We may not be able to compete effectively against dominant companies in the art gallery or the on-line art sales business because we lack the equipment, staff, strategic alliances and experience.

     There are numerous, well-financed competitors who offer artwork for sale through galleries and/or web sites which will directly compete with Benacquista for new artists, art collectors and art investors. Several competitors have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing collectable artwork and accessories to the public than Benacquista Galleries does. These competitors include:

        o P and C Art
        o Herndon Galleries
        o Galleria De Sorrento
        o Art.com
        o Artvest.com

     We have not demonstrated that we can compete successfully against these competitors and we may not be able to in the future. If we are unable to effectively compete in the art industry, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.


James Price serves as sole officer, sole director and sole employee and may leave the company at any time. If Mr. Price leaves prior to securing a replacement, the company will be left without management or employees and its business operations would cease.

     Our sole director, chief executive officer and sole employee, James Price, is entirely responsible for the development and execution of our business. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired additional personnel, we will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the body of artists, complete the website and secure retail gallery space for us. We will fail without Mr. Price or an appropriate replacement.

Conflicts of interest exist between Mr. Price's role as CEO of Benacquista and other business interests which may result in self-dealing and diminished corporate opportunities.

    Although Mr. Price's outside business interests do not concern art, there could arise a conflict with respect to potential financing partners, employees or strategic partners of Benacquista and Mr. Price's outside business ventures. There can be no assurance that Mr. Price will resolve this conflict in a way that is satisfactory for the shareholders of Benacquista. Mr. Price currently spends less than 50% of his full-time efforts on business matters related to Benacquista. It is not anticipated that Mr. Price will materially increase his work hours at Benacquista. It is possible that Mr. Price's outside business interest and his lack of full-time commitment to Benacquista may materially damage our financial prospects and prospects for commercial success with our product offering.

Risks related to this offering


Our stock price may experience volatility because of competitive developments and other factors beyond our control, and you may lose all or a part of your investment.


     The market prices of stock for companies, which provide artwork, supplies or services particularly following an initial offering, often reach levels that bear no relationship to the past or present operating performance of those companies. These market prices may not be sustainable and may be subject to wide variations. Our stock may be volatile because our shares have not been traded publicly. Following this offering, the market price for our common stock may experience a substantial decline. The price at which shares purchased in the offering can be sold may be substantially lower than the offering price. No public market may develop at all for the shares and you may therefore never be able to sell your shares. The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

         o Fluctuations in stock market prices and volumes; particularly among securities of companies that provide E-Commerce related services;
         o Discussion of Benacquista Galleries or our stock price in online investor communities such as chat rooms;
         o Changes in market valuations of similar companies;
         o Announcements by Benacquista or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
         o Variations in our quarterly operating results;
         o Additions or departures of key personnel.

     An active public market for our common stock may not develop or sustain after the offering. We determined the offering price without negotiation and with no reference to established valuation criteria, such as book value. This price may not be indicative of prices that will prevail in the trading market. As a result, you may not be able to sell your shares of common stock at or above the offering price.


As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.


     The offering price is substantially higher than the pro forma, net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of $0.91 per share. This dilution is due in large part to earlier investors in our company having paid substantially less than the initial public offering price when they purchased their shares. The exercise of outstanding options and warrants and future equity issuances, will result in further dilution to investors.

We do not plan to pay dividends in the foreseeable future.

     We do not anticipate paying cash dividends to our stockholders in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to recover their investment. Investors seeking cash dividends should not purchase our common stock.


Insiders who hold 99.7% of our outstanding stock have substantial control over Benacquista Galleries that could delay or prevent a beneficial change in corporate control.

    We anticipate our executive officers, directors and entities affiliated with them, in the aggregate, beneficially own approximately 99.7% of our outstanding common stock. If these stockholders acted together, they would be able to exercise significant control over all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions, which may have the effect of delaying or preventing a third party from acquiring control over us, even if such a transaction would be beneficial to the shareholders.

The report of our independent auditors expresses substantial doubt about our ability to continue as a going concern.

     The report of our independent auditors located in this filing indicates a substantial doubt about our ability to continue as a going concern due to lack of sufficient working capital and operating history. Our working capital is severely limited and we have no operating history. We may not have enough working capital to survive or to sustain losses and our business might fail as a result.

Special note regarding forward-looking statements

    Some of the statements under "Prospectus summary," "Risk factors," "Plan of operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

Use of proceeds


     The proceeds from the sale of shares of our common stock by selling shareholders will be received directly by the selling stockholders. We will receive no proceeds from the sale of the common stock offered by selling shareholders under this prospectus. We estimate our net proceeds from the sale of 1,000,000 shares of common stock in this offering will total $975,000 based on an assumed offering price of $1.00 per share and after deducting offering expenses, which are payable by us. The principal purposes of this offering are to establish a public market for our common stock, increase our visibility in the marketplace and facilitate our future access to public capital markets. We intend to use the net proceeds from this offering as follows:

         o  $100,000 to complete development of the Internet website;
         o $100,000 for advertising and marketing of the artwork offering and gallery openings including the hiring of a full-time sales person; and
         o $775,000 for other general corporate purposes, including development of distribution channels, artist retention, artwork, supplies and accessories for inventory.

   The amounts that we actually expend for working capital and other general corporate purposes will vary significantly depending on a number of factors, including future revenue growth, if any, and the amount of cash that we generate from operations. As a result, we will retain broad discretion over the allocation of the net proceeds of this offering. Pending these uses, we will invest the net proceeds of this offering in short-term money market and money market equivalent securities.


    In the event that the proceeds of the offering are insufficient to pay offering expenses, we will be forced to defer payment of offering expenses until either:

o Revenues are derived from sales of artwork; or

o We are able to borrow sufficient amounts from our chief executive officer, shareholders or others to pay the offering expenses; or

o We are able to conduct another offering with sufficient proceeds to pay the expenses.


    No proceeds of the offering will be used to pay any debts to related parties.

    Use of Proceeds Table

    The following table presents the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.



------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------
Percent Sold  Shares        Gross       Offering      Net Proceeds  Principal Uses
                            Proceeds    Expenses
------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------
------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------
100           1,000,000     1,000,000   25,000        975,000       $100,000 sales and marketing
                                                                    $100,000 website, materials and advertising
                                                                    $775,000 general corporate purposes
------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------
------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------
75            750,000       750,000     25,000        725,000       $100,000 sales and marketing
                                                                    $100,000 website, materials and advertising
                                                                    $525,000 general corporate purposes
------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------
------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------
50            500,000       500,000     25,000        475,000       $100,000 sales and marketing
                                                                    $100,000 website, materials and advertising
                                                                    $275,000 general corporate purposes
------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------
------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------
25            250,000       250,000     25,000        225,000       $50,000 sales and marketing
                                                                    $100,000 website, materials advertising
                                                                    $75,000 general corporate purposes
------------- ------------- ----------- ------------- ------------- -----------------------------------------------------------

Determination of the offering price

     The selling shareholders may offer their stock through privately negotiated transactions at a per share price of $1.00. After our shares are quoted on the OTC Bulletin Board, selling shareholders may sell their shares on the OTC Bulletin Board at prevailing market prices, or in private transactions at privately negotiated prices. There can be no assurance that these prices will bear any relation to traditionally recognized criteria of value, book value, or other objective measure of the value of the shares. The company will offer shares for sale at $1.00 per share directly to the public through the efforts of its chief executive officer, James Price.

     We have arbitrarily determined the offering price of $1.00 per share. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. The price per share in this offering is substantially above its net tangible book value, and we cannot assure you that the price will accurately reflect a market price for the shares. Among factors considered by us in determining the offering price were:

o Estimates of our business potential;

o Our limited financial resources;

o The amount of equity desired to be retained by present stockholders;

o The amount of dilution to the public; and

o The general condition of the securities markets.

Transfer agent and registrar

    The company currently acts as its own transfer agent and registrar.

Plan of distribution

     This prospectus covers the sale of new shares issued by us directly to the public and the resale by selling stockholders of shares of our common stock that they have already purchased from us. Shares sold by the company will be offered and sold directly by officer and director James Price at a price per share of $1.00 and will be sold to acquaintances of our officer and director, James Price, who will receive no additional compensation from such sales. These sales by James Price qualify for exemption from broker dealer registration requirements as provided in Rule 3a4-1 of the Exchange Act. Under the rule, James Price would not be considered a broker dealer in this case because there would be no general solicitation for the shares and they would only be sold to acquaintances of his with whom he already has a pre-existing business relationship. James Price:

o is not subject to statutory disqualification or otherwise prohibited from assisting us in the offer and sale of the shares;
o is not compensated based directly or indirectly on transactions in securities;
o is not an associated person of a broker dealer and has been such within the last 12 months;
o performs and is expected to perform substantial duties for us not related to transactions for securities;
o has not been involved in the issuance of securities from any issuer during the last 12 months under this rule.

     Selling  stockholders may sell their shares of common stock either directly
or  through  a  broker-dealer   in  one  or  more  of  the  following  kinds  of
transactions:

o Transactions in the over-the-counter market;

o Transactions on a stock exchange that lists our common stock; or

o Transactions negotiated between selling stockholders and purchasers, or otherwise.

    The company intends to sell the shares in the states listed below, relying on registration or an exemption from registration as listed below:

Florida - Exempt from registration under the limited offering exemption
517.061 (11)

Nevada - Exempt from registration under the limited offering exemption NRS 90.530 (11)

     Broker-dealers may purchase shares directly from a selling stockholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling stockholders selling common stock, and purchasers buying shares sold by a selling stockholder. If a broker buys shares directly from a selling stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling stockholder for the resale. To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. We will also file a post-effective amendment to the registration statement to amend the prospectus to disclose pledges, donees, transferees and other successors in interest. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.


Selling shareholders


                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Jim Price                           8,969,100       89.7          0             8,969,100       89.7
15208 Jarrettsville Pike
Monkton, Maryland
21111

Timothy Rieu                        400,000          4.0          400,000       0                 0
3325 Great Valley Drive
West Friendship, MD 21794

David Pieffer                       400,000          4.0          400,000       0                 0
919 Whispering Ridge
Lane
Bel Air, MD 21014

David Grimm                         200,000          2.0          200,000       0                 0
7 Snowberry Court
Cockeysville, MD 21030

Mohsen Abdoun                           100          0.0              100       0                 0
284 Longhurst Loop
Ocoee, FL 32761

Jennifer Allen                          100          0.0              100       0                 0
6340-B Yank Court
Arvada, CO 80004

Mark Allen                              100          0.0              100       0                 0
6340-B Yank Court
Arvada, CO 80004

Norma Amador                            100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

American Management Group, Inc.         100          0.0              100       0                 0
PO Box 1628
Broomfield, CO 80038

James Anstatt                           100          0.0              100       0                 0
103 River Road E-4
Nutley, NJ 07110

ARB Consulting, Inc.                    100          0.0              100       0                 0
115 E. Main Street Ste. 1
Florence, CO 81226

James Archuleta                         100          0.0              100       0                 0
26 Briargate Terrace
Pueblo, CO 81

James M. Archuleta                      100          0.0              100       0                 0
413 N. Petroleum Ave.
Florence, CO 81226

Joyce Archuletta                        100          0.0              100       0                 0
419 N. Petroleum Ave.
Florence, CO 81226

Rick Archuleta                          100          0.0              100       0                 0
419 N. Petroleum Ave.
Florence, CO 81226

Ricky Archuletta                        100          0.0              100       0                 0
419 N. Petroleum Ave.
Florence, CO 81226

Erin Arndt                              100          0.0              100       0                 0
4825 Tutelo Trail
Winston-Salem, NC 27127

James F. Arnold                         100          0.0              100       0                 0
5114 W. Saguaro Park Lane
Glendale, AZ 85310

Sandra Arnold                           100          0.0              100       0                 0
5114 W. Saguaro Park Lane
Glendale, AZ 85310

                                       18


                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


BAF Consulting, Inc.                    100          0.0              100       0                 0
412 Loma Drive
Florence, CO 81226

Orville Baldridge                       100          0.0              100       0                 0
VUI Inc.
213 Odham Drive
Sanford, FL 32773

Kenneth P. Barychko                     100          0.0              100       0                 0
891 Stapleton Ave.
Brick, NJ 08723

Tim Bass                                100          0.0              100       0                 0
5035 Sunrise Terrace
Winston-Salem, NC 27105

Tim Bass II                             100          0.0              100       0                 0
5035 Sunrise Terrace
Winston-Salem, NC 27105

Margaret L. Beattie                     100          0.0              100       0                 0
2339 S Balsam Street
Lakewood, CO 80276

John Beatty                             100          0.0              100       0                 0
VUI Inc.
213 Odham Drive
Sanford, FL 32773

Sharyn Benedetto                        100          0.0              100       0                 0
156 Washington Ave.
Amboy, NJ 08879

William Bender                          100          0.0              100       0                 0
8 South West Drive
Davidson, NC 28036

Barry Black                             100          0.0              100       0                 0
1090 Black Valley Farm Road
Walnut Cove, NC 27052

Denise Blankenship                      100          0.0              100       0                 0
7461 Calypso
Mesa, AZ 85208

Debra Bloch                             100          0.0              100       0                 0
2853 Front Royal Drive
Colorado Springs, CO 80919

Kathryne L. Bonar                       100          0.0              100       0                 0
536 Foxhunt Circle
Highland Ranch, CO 80161

Joe Bowers                              100          0.0              100       0                 0
1530 Cloverdale Ave.
Winston-Salem, NC 27104

Shawn Boyd                              100          0.0              100       0                 0
5182 S. Nepal Way
Centennial, CO 80015

Valerie Boyd                            100          0.0              100       0                 0
5182 S. Nepal Way
Centennial, CO 80015

Jeffrey Braga                           100          0.0              100       0                 0
109 Pier Point Court
Orlando, FL 32835

David Brookshire                        100          0.0              100       0                 0
198 Kinloch Court
Winston-Salem, NC 27104

Iona Brown                              100          0.0              100       0                 0
226 Krider Drive
Sanford, FL. 32773

                                       19



                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)



Louis Bounocore                         100          0.0              100       0                 0
335 McLean Ave.
Staten Island, NY 10305

Frank Burchette                         100          0.0              100       0                 0
4631 Forest Manor Dr.
Winston-Salem, NC 27103

Lisa Canada                             100          0.0              100       0                 0
2025 Hwy. 66 South
Kernersville, NC 27284

Carolyn Carpenter                       100          0.0              100       0                 0
272 Carpenter Lane
Advance, NC 27006

Cindy Carpenter                         100          0.0              100       0                 0
272 Carpenter Lane
Advance, NC. 27006

Kevin Carpenter                         100          0.0              100       0                 0
704 First Street
Secaucus, NJ 07094

Jennifer Carpenter                      100          0.0              100       0                 0
1225 Irving
Winston-Salem, NC 27103

Tracey Carpenter                        100          0.0              100       0                 0
729 Meeker Ave.
Brooklyn, NY 11222

Jason Carr                              100          0.0              100       0                 0
4711 Randle Ave.
Winston-Salem, NC 27103

Dick Cattau                             100          0.0              100       0                 0
1225 Sunningdale Lane
Ormond Beach, FL 32174

Ken Chilton                             100          0.0              100       0                 0
932 Burke Street
Winston-Salem, NC 27101

Anthony Chirles                         100          0.0              100       0                 0
111 Cheshire Lane
Ringwood, NJ 07456

Ted Ciaccia                             100          0.0              100       0                 0
2050 N.E. 27th Ave.
Pompano Beach, FL 33062

Myron Cobb                              100          0.0              100       0                 0
2801 Youngfield Street # 325
Golden, CO 80401

Ericka Cogan                            100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Shawna Cogan                            100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Ronnie Conley                           100          0.0              100       0                 0
932 Burke Street
Winston-Salem, NC 27101

Andrew Contaldi                         100          0.0              100       0                 0
2125 Holland Ave. # 2-G
Bronx, NY 10462

Vivanne Cooney                          100          0.0              100       0                 0
1225 Sunningdale Lane
Ormond Beach, FL 32174

Ruth Copeland                           100          0.0              100       0                 0
120 W. Sterne Parkway
Littleton, CO 80120

                                       20




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)




Daniel Coyle                            100          0.0              100       0                 0
197 Columbia Ave.
Jersey City, NJ 07307

Kevin Crane                             100          0.0              100       0                 0
49 Finnegan Ave.
Saddlebrook, NJ 07663

Nicole Crimini                          100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

David Debenedictis                      100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Gerard Desmond                          100          0.0              100       0                 0
South West Drive
Davidson, NC 28036

Clorinda M. Del Duca                    100          0.0              100       0                 0
425 Railroad
P.O. Box 46
Rockvale, CO 81244

Patricia Dillon                         100          0.0              100       0                 0
2125 Wembleton, Drive
Loveland, CO 80535

Ernestine H. Doria                      100          0.0              100       0                 0
8672 Great Cove Drive
Orlando, FL 32819

Jenny Doria                             100          0.0              100       0                 0
8672 Great Cove Drive
Orlando, FL 32819

John Doria                              100          0.0              100       0                 0
8672 Great Cove Drive
Orlando, FL 32819

Mark C. Dorman                          100          0.0              100       0                 0
5450 S. Vivian Street
Littleton, CO 80127

Catherine Doud                          100          0.0              100       0                 0
3 South West Drive
Davidson, NC 28036

Christine Dovi                          100          0.0              100       0                 0
23 Chestnut Street
Englewood, NJ 07631

Jeff Dowell                             100          0.0              100       0                 0
123 Town Lane
Mt. Airy, NC 27030

Mary Anne Doyle                         100          0.0              100       0                 0
2050 N.E. 27th Ave.
Pompano Beach, FL 33062

Louise Drugan                           100          0.0              100       0                 0
213 Odham Drive
Sanford, FL 32773

Joseph M. Drugan                        100          0.0              100       0                 0
213 Odham Drive
Sanford, FL 32773

Duva Consulting, Inc.                   100          0.0              100       0                 0
6690 Fern St.
Margate, FL 33063


                                       21




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Ladonna Edgemon                         100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Stephanie Edgemon                       100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Willis Edgemon                          100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Eugene Espinosa                         100          0.0              100       0                 0
501 N Pikes Peak
Florence, CO 81226

Barbara Espinosa                        100          0.0              100       0                 0
501 N Pikes Peak
Florence, CO 81226

Jesus Espinoza                          100          0.0              100       0                 0
416 W. Crystal Drive
Sanford, FL 32773

David Evans                             100          0.0              100       0                 0
320 Darlington Road
Havre De Grace, MD 21078

Tracey Evans                            100          0.0              100       0                 0
320 Darlington Road
Havre De Grace, MD 21078

Dave Faulkner                           100          0.0              100       0                 0
6635 Skyhawk Court
Colorado Springs, CO 80919

Manfred J. Feibig                       100          0.0              100       0                 0
21640 N. 19th Ave. C-11
Phoenix, AZ 85027

Larry Franke                            100          0.0              100       0                 0
5643 Fulton Way
Greenwood Village, CO 80111

Lincoln Franke                          100          0.0              100       0                 0
19012 East Lake Drive
Aurora, CO 80016

Henry C. Furch                          100          0.0              100       0                 0
4901 Plum Run Court
Wilmington, DE 19808

John W. Furch                           100          0.0              100       0                 0
31 Park Ave.
Haziet, NJ 07730

Steven H. Furch                         100          0.0              100       0                 0
3 Lisa Court
Matawan, NJ 07747

Sharon Gathings                         100          0.0              100       0                 0
1020-2 Brookstown Ave.
Winston-Salem, NC 27023

Pasquale Gatti                          100          0.0              100       0                 0
1419 Perkins Road
Orlando, FL 32809

Ed Glenn                                100          0.0              100       0                 0
4149 E. Easter Ave.
Littleton, CO 80122

Geoffrey Glenn                          100          0.0              100       0                 0
4149 E. Easter Ave.
Littleton, CO 80122

Greg Glenn                              100          0.0              100       0                 0
4149 E. Easter Ave.
Littleton, CO 80122

                                       22




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Griff Glenn                             100          0.0              100       0                 0
4149 E. Easter Ave.
Littleton, CO 80122

William Godwin                          100          0.0              100       0                 0
5400 N. Sheridan Blvd. # 167
Arvada, CO 80002

Grand Slam Financial Consulting, Inc.   100          0.0              100       0                 0
18021 Biscayne Blvd. # 504
Aventura, FL 33060

Gary Green                              100          0.0              100       0                 0
21205 Cimarron Place
Centennial, CO 80015

Ric Griffis                             100          0.0              100       0                 0
580 W Merritt Island Cswy.
Merritt Island, FL 32952

Bryan Grimm                             100          0.0              100       0                 0
102 Roselawn Court
Bel Air, MD 21014

Elizabeth Grimm                         100          0.0              100       0                 0
102 Roselawn Court
Bel Air, MD 21014

Lester Grimm                            100          0.0              100       0                 0
102 Roselawn Ct.
Bel Air, MD 21014

Robert Haas                             100          0.0              100       0                 0
82 Cliffwood Ave. # 49
Cliffwood, NJ 07721

Tony Hartman                            100          0.0              100       0                 0
3622 Millhaven Road
Winston-Salem, NC 27106

Barbara Haughie                         100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Daniel Haughie                          100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Sean Haughie                            100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

William Haughie                         100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Daniel L. Hebble                        100          0.0              100       0                 0
7437 S. Jackson, Street
Centennial, CO 80122

David Henderson                         100          0.0              100       0                 0
5234 W. Maui
Glendale, AZ 85306

Milre Henry                             100          0.0              100       0                 0
716 Apple Court
Windsor, CO 80550

Brian Hermenze                          100          0.0              100       0                 0
2279 Loring Place
Bronx, NY 10468

Kevin Holmes                            100          0.0              100       0                 0
2612 Colpepper Road
Abingdon, MD 29

                                       23




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Julie Holmes                            100          0.0              100       0                 0
2612 Colpepper Road
Abingdon, MD 29

Joseph Horschel                         100          0.0              100       0                 0
509 Bahama Drive
Indian Harbor, FL 32937

Barry Howard                            100          0.0              100       0                 0
4310 Clarksburg Road
Clemmons, NC 27012

Allen Hunter                            100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Mark Idol                               100          0.0              100       0                 0
386 Meadowlark Road
Thomasville, NC 27360

Sandra S Ignaszewski                    100          0.0              100       0                 0
10416 Bigtree Circle West
Jacksonville, FL 32257

Hale Jacobsen                           100          0.0              100       0                 0
619 Foxwood Blvd.
Englewood, FL 34223

Lyle E. Jacobsen                        100          0.0              100       0                 0
1805 N. 5th Street
Canon City, CO 81212

Rose Jacobsen                           100          0.0              100       0                 0
619 Foxwood Blvd.
Englewood, FL 34223

Gary Joehnk                             100          0.0              100       0                 0
697 2nd Street
Secaucus, NJ 07094

Jake Johnson                            100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Jay Johnson                             100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Joan Johnson                            100          0.0              100       0                 0
8574 S.W. 108th Place Road
Ocala, FL 34481

John Johnson                            100          0.0              100       0                 0
8574 S.W. 108th Place Road
Ocala, FL 34481

Richard Johnson                         100          0.0              100       0                 0
10630 Clarkeville Way
Parker, CO 80134

Robin Johnson                           100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

JVO Consulting, Inc.                    100          0.0              100       0                 0
1020-30 Brookstown Ave.
Winston-Salem, NC 27101

Catherine A. Kaier                      100          0.0              100       0                 0
5861 W Rowland Place
Littleton, CO 80128

Cathy Kaier                             100          0.0              100       0                 0
5861 W Rowland Place
Littleton, CO 80128

                                       24




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Harry Kaier                             100          0.0              100       0                 0
5855 S. Danube Circle
Aurora, CO. 80015

Michael Kaier                           100          0.0              100       0                 0
3310 Utica Street
Denver, CO 80212

Kord J. Kelley                          100          0.0              100       0                 0
5349 E. Manchester
Castle Rock, CO 80104

Erica Khosrowshahi                      100          0.0              100       0                 0
15 Heritage Court
Tarrytown, NY 10591

Farzad Khosrowshahi                     100          0.0              100       0                 0
15 Heritage Court
Tarrytown, NY 10591

Sean Khosrowshahi                       100          0.0              100       0                 0
15 Heritage Court
Tarrytown, NY 10591

Taraneh Khosrowshahi                    100          0.0              100       0                 0
15 Heritage Court
Tarrytown, NY 10591

Christine Kidwell                       100          0.0              100       0                 0
688 E. Myrtlewood Court
Highlands Ranch, CO. 80126

Gay L. Kidwell                          100          0.0              100       0                 0
688 E. Myrtlewood Court
Highlands Ranch, CO 80126

Jeffery Kidwell                         100          0.0              100       0                 0
688 E. Myrtlewood Court
Highlands Ranch, CO 80126

Mike Kidwell                            100          0.0              100       0                 0
688 E. Myrtlewood Court
Highlands Ranch, CO 80126

James King II                           100          0.0              100       0                 0
1901 N.W. 49th Ave.
Coconut Creek, FL 33063

Linda King                              100          0.0              100       0                 0
503 Green Ave.
Briel, NJ 08730

Sandy King                              100          0.0              100       0                 0
620 A1A Beach Blvd. # 16
St. Augustine, FL 32084

Cheryl Klasic                           100          0.0              100       0                 0
2720 Garces Circle
Pfafftown, NC 27040

Nancy Klingler                          100          0.0              100       0                 0
109 Oak Leaf Lane
Longwood, FL 32779

KLM Trust                               100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Marcella Lanza                          100          0.0              100       0                 0
18 Woodshore East
Cliffwood Beach, NJ 07735

Michael Lapato                          100          0.0              100       0                 0
1225 S. Gaylord Street
Denver, CO 80210

                                       25




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Levonda Leaman                          100          0.0              100       0                 0
P.O. Box 24204
Winston-Salem, NC 27114

Brandon Lee                             100          0.0              100       0                 0
40 North Albion Street
Colorado Springs, CO 80911

David A. Lee                            100          0.0              100       0                 0
40 North Albion Street
Colorado Springs, CO 80911

Justin Lee                              100          0.0              100       0                 0
125 Linden Drive
Colorado Springs, CO ###-##-####

Dianne Leonard                          100          0.0              100       0                 0
107 Turnwood Lane
Winston-Salem, NC 27104

Terina Lineberry                        100          0.0              100       0                 0
2353 Summertime Road
Yadkinville, NC 27055

John Lucero                             100          0.0              100       0                 0
5681 West 24th Ave.
Edgewater, CO 80214

Martha MacReynolds                      100          0.0              100       0                 0
VUI Inc.
213 Odham Drive
Sanford, FL 32773

Stephen MacReynolds                     100          0.0              100       0                 0
VUI Inc.
213 Odham Drive
Sanford, FL 32773

Beatriz Maldonado                       100          0.0              100       0                 0
183 S Roslyn Street
Denver, CO 80230

Michael Maldonado                       100          0.0              100       0                 0
23 Somerset Place
Matawan, NJ 07747

Cynthia Mandel                          100          0.0              100       0                 0
2340 N.E. 13th Street
Pompano Beach, FL 33062

Donald Mandel                           100          0.0              100       0                 0
2340 N.E. 13th Street
Pompano Beach, FL 33062

J. Adolph Martinez                      100          0.0              100       0                 0
401 N. Pikes Peak Ave
Florence, CO 81226

Ashley Martinez                         100          0.0              100       0                 0
421 5th Terrace
Florence, CO 81226

Collin Martinez                         100          0.0              100       0                 0
421 5th Terrace
Florence, CO 81226

Dominic T. Martinez                     100          0.0              100       0                 0
421 5th Terrace
Florence, CO 81226

John Martinez                           100          0.0              100       0                 0
7128-C North Blue Ridge Parkway
Laurel Springs, NC 28644

Douglas Mason                           100          0.0              100       0                 0
132 Western Villa Drive
Clemmons, NC 27012

                                       26




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Steve Matthews                          100          0.0              100       0                 0
1020-30 Brookstown Ave.
Winston-Salem, NC 27101

Evelyn McCann                           100          0.0              100       0                 0
225 6th Street
Florence, CO 81226

Debbie McDole                           100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Steve McKus                             100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Craig McMullen                          100          0.0              100       0                 0
1634 Miner
Box 1989
Idaho Springs, CO 80452

Paul Melson                             100          0.0              100       0                 0
25 Oriole Terrace
Newton, NJ 07860

Cynthia Miller                          100          0.0              100       0                 0
11847 Maiden Way
Northglenn, CO 80233

Krysta Millstone                        100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Robert Millstone                        100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Ruthi Millstone                         100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Calvin Mitchell                         100          0.0              100       0                 0
525 N.W. 55th Terrace
Boca Raton, FL 33487

David Mitchem                           100          0.0              100       0                 0
996 Fenton Street
Lakewood, CO 80215

Robert C. Moore                         100          0.0              100       0                 0
423 Petroleum
P.O. Box 350
Florence, CO 81226

Austin Morelli                          100          0.0              100       0                 0
412 Loma Drive
Florence, CO 81226

Frankie Morelli                         100          0.0              100       0                 0
412 Loma Drive
Florence, CO 81226

Frank Morelli II                        100          0.0              100       0                 0
412 Loma Drive
Florence, CO 81226

Sherry Morgan                           100          0.0              100       0                 0
1020-30 Brookstown
Winston-Salem, NC 27101

Dan Motsinger                           100          0.0              100       0                 0
932 Burke Street
Winston-Salem, NC. 27101

Nathaly Muller                          100          0.0              100       0                 0
2501 East Commercial Blvd. # 212
Ft. Lauderdale, FL 33308

Richard M. Muller                       100          0.0              100       0                 0
2501 East Commercial Blvd. # 212
Ft. Lauderdale, FL 33308

                                       27




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Daniel Netz                             100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Jade Netz                               100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Mellisa Netz                            100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

New Age Sports, Inc.                    100          0.0              100       0                 0
115 East Main Street Ste. 1
Florence, CO 81226

Ludwig Niezgoda                         100          0.0              100       0                 0
8 Hibiscus Lane
Robbinsville, NJ 08691

Nancy Niezgoda                          100          0.0              100       0                 0
8 Hibiscus Lane
Robbinsville, NJ 08691

Alexandra Nunez                         100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

OB Services, Inc.                       100          0.0              100       0                 0
9305-C West 80th Place
Arvada, CO 80004

A. Wayne Okken Jr.                      100          0.0              100       0                 0
1170 2nd Street
Penrose, CO 81240

Barbara Oliver                          100          0.0              100       0                 0
5626 North Mesa Drive
Castle Rock, CO 80104

Craig Oliver                            100          0.0              100       0                 0
5626 North Mesa Drive
Castle Rock, CO 80104

Omacron Corp.                           100          0.0              100       0                 0
1901 N.W. 49th Ave.
Coconut Creek, FL 33063

Joshua Ontiveros                        100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Nicole Ontiveros                        100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Robin Ontiveros                         100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Donna Overcash                          100          0.0              100       0                 0
1530 Cloverdale Ave.
Winston-Salem, NC 27104

Joe Overcash                            100          0.0              100       0                 0
1020 -30 Brookstown Ave.
Winston-Salem, NC 27101

Bart Palumbo                            100          0.0              100       0                 0
102 Hague Street
Jersey City, NJ 07307

                                       28




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Anthony Parker                          100          0.0              100       0                 0
6710 S.W. 10th Court
Ft. Lauderdale, FL 33068

Dan Patterson                           100          0.0              100       0                 0
521 Paigebrook Drive
Winston-Salem, NC 27106

Michael Paulson                         100          0.0              100       0                 0
124 South Decatur
Denver, CO 80219

Ben Paulson                             100          0.0              100       0                 0
2208 Gray Street
Edgewater, CO 80214

Jayne Paulson                           100          0.0              100       0                 0
2208 Gray Street
Edgewater, CO 80214

Scott H. Phillips                       100          0.0              100       0                 0
2340 N.E. 13th Street
Pompano Beach, FL 33062

David Pieffer                           100          0.0              100       0                 0
919 Whispering Ridge Lane
Bel Air, MD 21014

Michelle Pieffer                        100          0.0              100       0                 0
919 Whispering Ridge Lane
Bel Air, MD 21014

Beatriz Pierson                         100          0.0              100       0                 0
1010 South Ocean Blvd. # 1105
Pompano Beach, FL 33062

Carli Ann Marie Pierson                 100          0.0              100       0                 0
460 Dexter Street
Denver, CO 80020

Thomas F. Pierson                       100          0.0              100       0                 0
4 Depot Hill Rd 1-E
Broomfield, CO 80020

John Pizzolato                          100          0.0              100       0                 0
503 Green Ave.
Briel, NJ 08730

Power Network, Inc.                     100          0.0              100       0                 0
932 Burke Street
Winston-Salem, NC 27101

Jim Price                               100          0.0              100       0                 0
15208 Jarrettsville Pike
Monkton, Maryland 21111

Timothy Purcell                         100          0.0              100       0                 0
28 Sherman Place
Jersey City, NJ 07307

Vincent Puzio                           100          0.0              100       0                 0
3530 F. Castleford Court
Winston-Salem, NC 27106

Michael Ransel                          100          0.0              100       0                 0
1559 South Elizabeth Street
Denver, CO 80210

Debra Ray                               100          0.0              100       0                 0
5722 Candlewood Drive
Winston-Salem, NC 27127

Keith Renee                             100          0.0              100       0                 0
416 West Crystal Drive
Sanford, FL 32773

Kimberly Rieu                           100          0.0              100       0                 0
3325 Great Valley Drive
West Friendship, MD 21794

Timothy Rieu                            100          0.0              100       0                 0
3325 Great Valley Drive
West Friendship, MD 21794

Greg Riggs                              100          0.0              100       0                 0
13611 West 54th Ave.
Arvada, CO 80002

                                       29




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Shontel Riggs                           100          0.0              100       0                 0
13611 West 54th Ave.
Arvada, CO 80002

Miguel Rivera                           100          0.0              100       0                 0
70 Barrington Place
Bel Air, MD 21014


Ruth Rivera                             100          0.0              100       0                 0
70 Barrington Place
Bel Air, MD 21014

RLM Trust                               100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Tani Roberts                            100          0.0              100       0                 0
619 McCandless
Florence, CO 81226

Dale Rogers                             100          0.0              100       0                 0
1645 Hart Road
Lawsonville, NC 27022

Tate Rogers                             100          0.0              100       0                 0
1645 Hart Road
Lawsonville, NC 27022

Jessica Rose                            100          0.0              100       0                 0
15208 Jarrettsville Pike
Monkton, MD 21111

Sara Rose                               100          0.0              100       0                 0
15208 Jarrettsville Pike
Monkton, MD 21111

Gary Rothwell                           100          0.0              100       0                 0
3299 E. Otero Circle
Littleton, CO 80122

Nan Samuel                              100          0.0              100       0                 0
810 S.E. 4th Ave
Pompano Beach, FL 33060

Roy Samuel                              100          0.0              100       0                 0
810 S.E. 4th Ave
Pompano Beach, FL 33060

Betty Schaeffer                         100          0.0              100       0                 0
17 W Jarrettsville Road
Forest Hill, MD 21015

Robert Schaeffer                        100          0.0              100       0                 0
17 W Jarrettsville Road
Forest Hill, MD 21015

Heather Schafer                         100          0.0              100       0                 0
4102 Chardel Road unit 3-G
Baltimore, MD 21236

Debbie Schindler                        100          0.0              100       0                 0
6242 Bellona Ave.
Baltimore, MD 21212

Robert Schindler                        100          0.0              100       0                 0
6242 Bellona Ave.
Baltimore, MD 21212

Richard Schreck                         100          0.0              100       0                 0
8239 Arrowhead Way
Lone Tree, CO 80124

Dodi Schwarz                            100          0.0              100       0                 0
58 Avery Ave.
West End, NJ 07740

                                       30




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Seville Consulting, Inc.                100          0.0              100       0                 0
932 Burke Street
Winston-Salem, NC 27101

Elizabeth Sheehy                        100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Paula Sheehy                            100          0.0              100       0                 0
VUI, Inc.
213 Odham Drive
Sanford, FL 32773

Patricia Shoffner                       100          0.0              100       0                 0
171 Shoffner Lane
Mocksville, NC 27028

Calvin Silvius                          100          0.0              100       0                 0
6117 North Cantrell Way
Parker, CO 80134

Jackson Silvius                         100          0.0              100       0                 0
6117 North Cantrell Way
Parker, CO 80134

Mark Silvius                            100          0.0              100       0                 0
6117 North Cantrell Way
Parker, CO 80134

Sheli Silvius                           100          0.0              100       0                 0
6117 North Cantrell Way
Parker, CO 80134

Raymond Simpkiss                        100          0.0              100       0                 0
4844 Baux Mountain Road
Winston-Salem, NC 27105

Cathy Slack                             100          0.0              100       0                 0
616 E 4th Street
Florence, CO 81226

Joseph Slack                            100          0.0              100       0                 0
616 E 4th Street
Florence, CO 81226

Michael Slack                           100          0.0              100       0                 0
616 E 4th Street
Florence, CO 81226

William Slack                           100          0.0              100       0                 0
616 E 4th Street
Florence, CO 81226

Randy Small                             100          0.0              100       0                 0
3117 HWY 89 East
Walnut Cove, NC 27052

Lester Smith                            100          0.0              100       0                 0
2861 Deer Wood Drive
Winston-Salem, NC 27103

Myron F. Smith                          100          0.0              100       0                 0
3003 South Street
Canon City, CO 81212

Sharon J. Smith                         100          0.0              100       0                 0
6359 Walk Circle
Boca Raton, FL 33433

Becky Sober                             100          0.0              100       0                 0
101 Broadway Street
Penrose, CO 81240

Rexford Soety                           100          0.0              100       0                 0
434 Madison Ave.
Monroe Township, NJ 08831

Chris Sonafrank                         100          0.0              100       0                 0
4001 D-2 Country Club Road
Winston-Salem, NC 27104

Dan Starczewski                         100          0.0              100       0                 0
932 Burke Street
Winston-Salem, NC 27101

Debra Starczewski                       100          0.0              100       0                 0
932 Burke Street
Winston-Salem, NC 27101

Chester B. Starczewski                  100          0.0              100       0                 0
4554 Birkenhead Road
Jacksonville, FL 32210

Starr Consulting, Inc.                  100          0.0              100       0                 0
413 North Petroleum Ave.
Florence, CO 81226

                                       31




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Wesley J. Strich                        100          0.0              100       0                 0
1315 Burns Ave.
Toms River, NJ. 08753

Mathew Sturm                            100          0.0              100       0                 0
1901 N.W. 49th Ave.
Coconut Creek, FL 33063

Carole Sumption                         100          0.0              100       0                 0
4935 North Bayou Hills Road
Parker, CO 80134

Loren Sumption                          100          0.0              100       0                 0
4935 North Bayou Hills Road
Parker, CO 80134

Steve Sumption                          100          0.0              100       0                 0
4935 North Bayou Hills Road
Parker, CO 80134

Dave Swaney                             100          0.0              100       0                 0
2315 West Perry Park Ave.
Larkspur, CO 80118

Eileen Swaney                           100          0.0              100       0                 0
2315 West Perry Park Ave.
Larkspur, CO 80118

Steve Tafoya                            100          0.0              100       0                 0
1520 F Street
Salida, CO 81201

Gary Tice                               100          0.0              100       0                 0
4 Barrington Drive
Littleton, CO 80127

The Clarkson Trust                      100          0.0              100       0                 0
2011 N.E. 60th Street
Ft.Lauderdale, FL 33308

The Hawke Group, Inc.                   100          0.0              100       0                 0
50 N.E. 27th Ave. # 201
Pompano Beach, FL 33062

Cindy Throneburg                        100          0.0              100       0                 0
366 Brookedge Terrace
Sebastian, FL 32958

Tradeway Consulting, Inc.               100          0.0              100       0                 0
21640 North 19th Ave. Ste. C-8
Phoenix, AZ 85027

Gavin Tuker                             100          0.0              100       0                 0
21640 North 19th Ave. Ste. C-8
Phoenix, AZ 85027

Aaron Urban                             100          0.0              100       0                 0
10232 South Jill Ave.
Highlands Ranch, CO 80130

Brenden J. Urban                        100          0.0              100       0                 0
10232 South Jill Ave.
Highlands Ranch, CO 80130

Sharon Urban                            100          0.0              100       0                 0
10232 South Jill Ave.
Highlands Ranch, CO 80130

Frederic Vagnini                        100          0.0              100       0                 0
1600 Stewart Ave.
Westbury, NY 11590

Dianne Vandenburg                       100          0.0              100       0                 0
30954 Highway 24
Simla, CO 80835

John Walker                             100          0.0              100       0                 0
204 Georgetown Drive
Elon College, NC 27244

Lawrence Wasti                          100          0.0              100       0                 0
7180 Hyperion Way
Parker, CO 80134

George Werner                           100          0.0              100       0                 0
128 Colts Neck Road
Farmingdale, NJ 07727

                                       32




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Nancy Werner                            100          0.0              100       0                 0
128 Colts Neck Road
Farmingdale, NJ 07727

Dianne Westman                          100          0.0              100       0                 0
693 Old Squaw Pass Road
Evergreen, CO 80439

Roger Westman                           100          0.0              100       0                 0
693 Old Squaw Pass Road
Evergreen, CO 80439

Melissa Weyrick                         100          0.0              100       0                 0
3110 Chase Street # A
Wheatridge, CO 80214

Michael White                           100          0.0              100       0                 0
156 Washington Ave.
South Amboy, NJ 08879

Dorothy Wilcox                          100          0.0              100       0                 0
501 North Robinson
Florence, CO 81226

Thomas R. Wilcox                        100          0.0              100       0                 0
461 5th Terrace
Florence, CO 81226

Rosemary K. Wilkin                      100          0.0              100       0                 0
3950 Zephyr Drive
Wheatridge, CO 80033

Barbara Wilson                          100          0.0              100       0                 0
3083 West White Oak Street
Highlands Ranch, CO 80129

Deborah Wilson                          100          0.0              100       0                 0
3132 South Channing Circle
Mesa, AZ 85212

Vernon Wilson                           100          0.0              100       0                 0
3083 West White Oak Street
Highlands Ranch, CO 80129

William Wilson                          100          0.0              100       0                 0
3083 West White Oak Street
Highlands Ranch, CO 80129

Randy Wood                              100          0.0              100       0                 0
2670 Piney Mountain Road
Walnut Cove, NC 27052

David Woodruff                          100          0.0              100       0                 0
192 Sonata Drive
Lewisville, NC. 27023

Ronni Woodruff                          100          0.0              100       0                 0
2604 Night Wol Court
Pfafftown, NC 27040

John E. Wysong                          100          0.0              100       0                 0
440-5th Terrace
Florence, CO 81226

Robbi Yontz                             100          0.0              100       0                 0
P.O. Box 282
Wallburg, NC 27373

YT2K, LTD. Inc.                         100          0.0              100       0                 0
2501 East Commercial Blvd. # 212
Ft. Lauderdale, FL 33308

Mark Ziolkowski                         100          0.0              100       0                 0
2034 South Espana Court
Aurora, CO 80013



No selling shareholder has or has had a material relationship with Benacquista Galleries.

Legal proceedings

We are not a party to any legal proceedings.

Executive officers and directors

Our executive officers and directors and their ages, as of January 31, 2003, are as follows: Executive officer and director:

James Price 40 years old Executive officer and director:

James Price, chief executive officer, principal accounting officer and director. Mr. Price currently serves as the president of Aero Financial, Inc. located in Monkton, Maryland, through which he provides public relations consulting services directly to executives and corporations. He has served in this capacity at Aero Financial since February of 2002. From December of 1997 until February of 2002, Mr. Price was chief executive officer of Columbia Financial Group, Inc. of Lutherville, Maryland, an investor relations firm, where he was responsible for developing an employee benefit plan and training program for Columbia's employees and where he also developed and maintained corporate policies and procedures. From February of 1995 until December of 1997, Mr. Price was a stockbroker employed by Global Financial in Bel Air, Maryland. From September of 1980 until June of 1982, Mr. Price attended Eastern Washington University in Cheney, Washington, where he took general studies courses with an interest in art history. Mr. Price is a veteran of the U.S Army, serving from September of 1982 until September of 1985.

Mr. Price plans to spend less than 50% of his full time efforts on Benacquista Galleries. It is possible that Mr. Price's outside business interests and his lack of full-time commitment to Benacquista Galleries may materially damage our financial prospects and prospects for commercial success with our business model.

Board of directors

Our board of directors currently consists of 1 member, James Price. Each director holds office until his or her term expires or until his or her successor is duly elected and qualified.

Board committees

None.

Director compensation.

Our director does not currently receive any cash compensation for services on the board of directors or any committee thereof, but as a matter of company policy, directors may be reimbursed for expenses in connection with attendance at board and committee meetings.

Executive compensation

    The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities since the commencement of our operations by our chief executive officer; there are no other executive officers that earned more than $100,000 in salary and bonus since commencement of operations.



              Summary compensation table for Inception through January 31, 2003

            Annual compensation                       Long-term compensation awards
            ------------------------------            -----------------------------

Name,                                     Other              Restricted         Securities
Principal                                 annual             stock              underlying         All other
Position        Salary($)  Bonus($)       compensation($)    award(s)($)        options(#)         compensation
James Price,
CEO/Director     $0 *       0              0                  0                  0                  0

*James Price has not yet drawn any salary from Benacquista Galleries. It is anticipated that Mr. Price will begin taking a salary of $60,000 beginning
June 30, 2003. Mr. Price is not entitled to any reimbursement for the salary he has elected to forego.

Option grants since inception and aggregate option exercises during last fiscal year and fiscal year-end option values. Since inception, we have not granted any stock options to any individual, including our chief executive officer. We anticipate granting options to various employees, directors and consultants. Any such grants will be made at an exercise price equal to the fair market value of our common stock as determined by our board of directors.

We have granted one million common stock purchase warrants with an exercise price of $1.00 to XCL Partners of Lutherville, Maryland.

We have no employment agreements with any of our employees.

Employee benefit plans

We do not currently have any employee benefit plans.

Security ownership of certain beneficial owners and management


The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2003, by:

o each named executive officer;
o each of our directors;
o all current directors and executive officers as a group; and
o each person or group of affiliated persons who is known by us to own beneficially 5% or more of our common stock;

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 31, 2003, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other person. As of January 31, 2003 no individual listed in the table below owned any options or warrants purchasing any of our common or preferred stock.

     Except as indicated in the footnotes to this table and as required under applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage of ownership is based on 10,000,000 shares of common stock outstanding on January 31, 2003. Unless otherwise indicated, the address of each of the individuals named below is 15208 Jarrettsville Pike, Monkton, Maryland 21111.

     The following table also includes information with respect to the common stock beneficially owned by officers, directors and 5% or greater shareholders as of January 31, 2003. The stockholders provided us the information included in the table below. To our knowledge, each of the stockholders has sole voting and investment power over the shares of common stock listed in the table below.

Name and address of beneficial owner

Executive Officers and Directors as a group as of January 31, 2003


Title of class     Name and address of   Amount and nature of   Percent of class
                   beneficial owner      beneficial owner

Common             James Price (1)        8,969,100                89.7 %

(1) Mr. Price is the only officer, director and the sole person to own 5% or more of the outstanding shares.



Executive Officers, Directors and 5% or greater shareholders as of January 31, 2003


Title of class     Name and address of   Amount and nature of   Percent of class
                   beneficial owner      beneficial owner

Common             James Price (1)         8,969,100               89.7 %


 (1) Mr. Price is the only officer, director and the sole person to own 5% or more of the outstanding shares.

Description of securities


Current capital structure

    As of the date of this prospectus, we have authorized 50,000,000 shares of common stock, par value $0.001, with 10,000,000 shares issued and outstanding and held of record by 313 stockholders.

Description of capital stock

    Upon the closing of this offering, we will be authorized to issue 50,000,000 shares of common stock, $0.001 par value. The following description of our capital stock does not purport to be complete and is subject to and qualified by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common stock

    As of January 31, 2003, there were 10,000,000 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend policy." In the event of a liquidation, dissolution or winding up of Benacquista Galleries, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred stock

    Our articles of incorporation do not provide for the issuance of preferred stock.

Registration rights

None.


Options

    We currently have no options exercisable for our common stock available for grant. We do presently have 1,000,000 warrants to purchase common stock authorized and issued. Our board of directors may later determine to authorize options and authorize additional warrants.

Dividend policy

    We have not paid any cash dividends since our inception and do not intend to pay any cash dividends in the foreseeable future.

Interest of named experts and counsel


     Jonathan Ram Dariyanani Esq., of San Francisco, CA, will pass upon the validity of the common stock offered in this registration statement for us. Mr. Dariyanani has no direct or indirect interest in Benacquista Galleries.

     Hansen, Barnett & Maxwell, Certified Public Accountants have audited our financial statements, for the period ending January 31, 2003 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on their report, given upon the authority of such firm as experts in accounting and auditing. Hansen, Barnett & Maxwell, Certified Public Accountants, will not receive any direct or indirect interest in Benacquista Galleries.


Changes in and disagreements with accounts on accounting and financial disclosure


    There are no disagreements with the accountants on accounting policies or financial disclosure.

Disclosure of commission position on indemnification for securities act


    Our bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification.

     We intend to enter into indemnification agreements with each of our officers and directors containing provisions that require us to, among other things, indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, and to cover our directors and officers under any of our liability insurance policies applicable to our directors and officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

     The limitation on liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

    At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

    The limitation of our director's liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Benacquista pursuant to the foregoing provisions, or otherwise, Benacquista has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Description of business

Overview

     Benacquista Galleries, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering collectable artwork and accessories through retail gallery locations and an e-commerce enabled Internet site. We believe art and related items are well suited for e-commerce because of the potentially wide range of unique items available, the dispersed locations of potential customers and the relatively low operating costs associated with Internet retailing as compared to a retail gallery network with similar demographic coverage.

    To date, the artwork offering remains incomplete, the website is not yet operational, there are no galleries and the company has no customers. The only inventory of art that we do have presently was sold from the private collection of our chief executive officer, James Price. It is our intention to develop our offering of collectable artwork by means of contracts with individual artists, either to buy their work at wholesale prices or to sell it for them on consignment.

     Benacquista Galleries plans to operate a fully interactive e-commerce enabled web site and open retail gallery locations to distribute a broad range of artwork and accessories to collectors and investors in strategic locations. Although our initially identified sites are in the United States, we intend to address an international audience via our Internet website. We have selected four retail gallery sites that would meet our demographic and commercial criteria. We do not have a lease for any of these properties. The first four sites where we would like to develop retail gallery stores are:

o        King of Prussia Mall, Pennsylvania
o        Montgomery Mall, Maryland
o        Tyson's Corner Mall, Virginia
o        Caesar's Forum Shops, Nevada


     The artwork that we will offer for sale on the Internet and in our planned retail galleries will come primarily from individual artists. We intend to develop these artist relationships, the website launch and gallery openings, through the efforts of our chief executive officer, James Price, through materials that he has already prepared and via the use of consultants. Our artwork and services will be offered to collectors and investors directly through the Internet and galleries. We intend to charge retail prices on the artwork for which we intend to pay artists wholesale prices. We intend to derive additional revenue by selling framing, matting, selling additional artwork on consignment, including artwork held by private collectors and corporations, and by an appraisal service. We plan to advertise our artwork and services at industry trade shows, in trade publications and on-line at various search engines.

     We intend to address our competitive efforts to both the traditional retail gallery art market and the on-line art market. We believe that developing a presence in both the on-line and retail markets will give us certain business advantages over art retailers without a significant interactive e-commerce on-line presence, for example art galleries whose websites serve as little more than catalogues or who have no web presence at all.

History and form of organization

    Benacquista Galleries, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering collectable artwork and accessories through a chain of retail galleries and an e-commerce enabled web site. To date, the artwork offering remains incomplete, the website is not yet operational, we have no galleries and we have no customers.


Benacquista Galleries principal products and services

Benacquista Galleries is not currently providing any products or services. Benacquista Galleries plans to offer a variety of artwork, accessories and services for sale to collectors and investors. The offering will consist of:

o Original oil paintings, pastels, mixed media and sculpture;
o A series of lithographs, serigraphs, giclees, prints; and
o A full line of frames, mattes and accessories and related services, such as appraisal and consignment services.

Provided that we derive sufficient financing proceeds, we intend to begin offering our services in June of 2003.

     Benacquista Galleries intends to price its entire product line on a case-by-case basis. Prices will vary depending on several factors, such as: original or print, size, medium and artist in question. We intend to offer a discount program for repeat customers; however we have not yet determined the specifics of the program.

Distribution and marketing methods

    Presently, Benacquista Galleries has no salespeople or distributors of its artwork, accessories or services. We anticipate that our chief executive officer, James Price, will use his network of professional and business contacts in the art industry to sign on our first artists and reach our proposed customer base through traditional forms of advertising and through a comprehensive launch of our website, www.benacquistagalleries.com. We intend to market our artwork via industry trade shows, in trade publications and through on-line search engines.

Status of products and services

     Currently, we have not done any development on the Benacquista Galleries website itself. We anticipate that 50% of the initial artwork that will be offered for viewing on the site has already been sold by Mr. Price to the company from his private collection. We anticipate that we will have at least an equivalent number of works acquired from artists whom we intend to identify and with whom we intend to contract. We plan to have these additional works in place by June 1, 2003. We intend to have most of the technological and hosting aspects of the site developed by consultants. While no final software product for use on the site has been identified, Mr. Price is interviewing several website designers and hosting companies. We do not currently have any other products or services to offer, though we intend to begin offering framing, consignment, appraisal and other art related products and services within the next twelve months.


Business Combination

We have no plans to seek a business combination of any kind.

Revenues

    Benacquista Galleries has derived no revenue to date. It is contemplated that the earliest revenues would be derived in June of 2003, when the site launches and or a gallery is opened.

Competitive conditions, competitive position and methods of competition

    The artwork industry in which we compete contains an old and established network of galleries and promoters. Intense competition exists for our galleries and artwork offerings. The number of companies with which we compete is estimated in the hundreds and expanding. We expect competition with our galleries and website to increase over time as the market for our collectable and investment grade art grows. Competition may also increase as a result of industry consolidation.

    Our chief competition comes from large established galleries and websites, such as:

o        P and C Art
o        Herndon Fine Art
o        Galleria De Sorrento
o        Art.com
o        Artvest.com

     These companies tend to compete for clients by sales of services to existing clients, via word of mouth referrals, advertising, trade show presence and artist shows. Our main method of competition is through product differentiation based on style, philosophical orientation, and gallery locations. We intend to distinguish our service and artwork offerings' by appealing to the collectors and investors at our specific gallery locations and via the Internet. We believe that the philosophical orientation of our services will attract aspiring new artists to sign exclusive contracts with Benacquista to show their art. This orientation will be reflected in the on-line artwork that we offer on the site and in the focus and direction of the variety of artwork and the customer service that we offer in our galleries.

    We believe that our competitive position is that of vulnerable, new entrant and that the success of our artwork offering will be largely dependent on our ability to find new artists who are not currently affiliated with any other gallery or on-line artwork website.

Dependence on one customer

    While we currently have no customers, we do not contemplate a dependence on one customer or one referral source for clients. We intend to utilize a wide variety of mechanisms for securing artists, collectors, and investors and intend to have a diverse customer base.


Research and development

    We have not spent any money on research and development to date. We anticipate that we will spend $100,000 on the development of our website and advertising materials. Much of the development of the artwork offering and the selection and securing of retail gallery sites will be undertaken by James Price, our chief executive officer, without additional compensation.


Proprietary rights and licensing

    We rely primarily on a combination of copyrights, licenses, trade secret laws and restrictions on disclosure to protect our artist's intellectual property and proprietary rights. We intend to enter into confidentiality agreements with our future employees, consultants and artists and to generally control access to and distribution of our internal documentation and other proprietary information.


Regulatory environment

     There are two aspects of our business which face significant governmental regulation or are likely to face such regulation; our sales offering via the internet through our website and regulations which affect sales of retail art and collectibles in general.

     Within the United States, the legal landscape for Internet privacy is new and rapidly evolving. Collectors and users of consumer information over the internet face potential tort liability for public disclosure of private information; and liability under federal and state fair trade acts when information sharing practices do not mirror stated privacy policies. Due to the increasing popularity and use of the internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state and local levels relating to the internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of services. Further, the growth and development of the market for activity on the internet may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the internet, which could, in turn, decrease the demand for our services and increase our cost of doing business. Moreover, the applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet could harm our business.

     Sellers of retail art and collectibles are particularly susceptible to unscrupulous individuals selling forged or stolen goods. There are significant local, state and federal penalties for merchants who sell forged or stolen goods, or goods that violate existing copyright interests. Although we intend to make every effort to insure that our supply of goods comes from reputable artists and sources, we may nevertheless be liable under these regulations for sales of such articles. Liability can include civil and criminal penalties, as well as forfeiture of the artwork without compensation. We may be able to insure against the costs of some, but not all of these regulations, but do not currently maintain such insurance. Liability under existing criminal or civil regulations for such sales could have a material, adverse impact on our business.

Employees and consultants

    As of January 31, 2003 we had 1 employee. We do not have any written employment agreement with our employee. We believe that our relations with our employee are good.

Management's discussion and analysis


     The following discussion and analysis of our financial condition and results of our operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk factors" and elsewhere in this prospectus.


Overview

    Benacquista Galleries, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering collectable artwork and accessories through a chain of retail galleries and a fully interactive e-commerce enabled web site. To date, the artwork offering remains incomplete, the website is not yet operational, we have no galleries and we have no customers.

      Benacquista Galleries plans to operate a fully interactive e-commerce enabled web site and open retail galleries to distribute a broad range of artwork and accessories to collectors and investors in strategic locations around the world. Initial sites in development consist of:

o        King of Prussia Mall, Pennsylvania
o        Montgomery Mall, Maryland
o        Tyson's Corner Mall, Virginia
o        Caesar's Forum Shops, Nevada


    We intend to develop these artist relationships, the website launch and gallery openings, through the efforts of our chief executive officer, James Price, through materials that he has already prepared and via the use of consultants. Our artwork and services will be offered to collectors and investors directly through the Internet and galleries. We intend to charge retail prices on the artwork from which we purchase at wholesale prices. We intend to derive additional revenue by selling framing, matting, consignment and appraisals. We plan to advertise our artwork and services at industry trade shows, in trade publications and on-line at various search engines.

    We intend to launch our website at www.benacquistagalleris.com in June of 2003.

    While we have the ability and staff presently through our chief executive officer James Price and consultants whom we have identified, to initiate our artwork offering without hiring any additional full-time employees, we intend to hire at least one person to act as a full-time sales and marketing director for our website.

    We intend to offer advertising on our website as traffic increases sufficiently to justify the effort. We have not determined how much we would charge for such advertising and who we would target as advertisers.

Results of operations for the period ending January 31, 2003.

Revenue

      We had no revenue for the period ending January 31, 2003.

Operating Expenses

     General and administrative expenses for the period ended January 31, 2003 were $0. We expect general and administrative expenses to increase substantially over this period if Benacquista Galleries is successful in developing and marketing its website artwork offering, gallery opening and in obtaining new customers for its products and services. We anticipate that such expenditures could be as high as $100,000 or more depending on the level of growth.

     Research and development expenses were not incurred during the period ended January 31, 2003, due to the fact that our chief executive officer, James Price, without compensation, has undertaken the development of our materials. We anticipate spending approximately $100,000 - $200,000 on web site and artist development over the next twelve months.


Financial Condition

    For the period ended January 31, 2003 Benacquista Galleries had a net income of $0.

    Benacquista Galleries has very little in the way of current expenses, which it needs to fund. Development of the website will be conducted by our chief executive officer without additional compensation until financing proceeds contemplated in this offering are received. If proceeds are received, then gallery and artist development would commence at that point.

    The company is in a very tenuous cash position going forward. There are reserves of $5,000 in cash. At the present rate of expenditure, Benacquista Galleries could survive 6-12 months on this sum. There can be no assurance that Benacquista Galleries will develop any customers, or that its pricing arrangement with such customers, if located, will be sufficient to provide Benacquista Galleries with the financial resources necessary to continue operation. There can also be no assurance that proceeds raised from this offering will be sufficient to develop the contemplated offering in a gallery or on the website.

Liquidity and capital resources

      We have financed our operations through the sale of common stock. For the period ended January 31, 2003, net cash from financing activities was $5,000. As of January 31, 2003, we had cash and cash equivalents of $5,000.


      We believe that existing cash balances and funds generated from operations are insufficient to meet our liquidity needs for the foreseeable future until the proceeds of a financing are received. We will have to rely on advances from our chief executive officer and sales of our current art inventory in order to maintain our operations. There can be no assurance that such advances or sales will be forthcoming. If there are no proceeds from financing within the next 6-12 months, we will fail, as there is no complete artwork offering currently available to customers.

    While Benacquista Galleries is optimistic about the company's long-term prospects, the following issues and uncertainties, among others, should be considered in evaluating its growth outlook.

     Our independent certified public accountants have issued a report on our audited statements with an explanatory paragraph regarding our ability to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing as may be required, and ultimately upon our ability to attain profitability.

     We need working capital to execute our business plan now and in the future. We believe that our current cash and cash equivalents will be sufficient to meet our anticipated cash needs for working capital and capital expenditures through April-June of 2003. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our plan of business. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition.

Cash requirements

    Presently, without the sale of additional shares, we do not have sufficient capital to maintain, grow or continue our operations for the next 12 months. We do not have sufficient resources to build our Internet website at www.benacquistagalleries.com nor to complete our on-line artwork offering. Even if we were to be able to build our website using existing resources, we would be unable to finance marketing or advertising necessary to attract collectors and investors. We estimate that we require a minimum of $100,000 in cash within the next 6 months to cause our website and artwork offering to be operational and to attract and retain customers.


Research and development

     We intend to develop our service offering over the next three to six months. In addition, we intend to develop certain fee-for-services on-line assessments when our initial service offering is complete. The factors we will use to determine how much money to spend on research and development will include, feedback from our customers, the expenditures of our competitors, the availability and terms of additional financing that we intend to seek, our available cash and general market conditions.

Plant and equipment

    We currently have offices hosted in the residence of our chief executive officer, James Price, for which we pay no rent. We have no equipment or other office related assets.

Employees

    We currently have one employee, our chief executive officer, James Price. We intend to hire at least one additional full-time sales and marketing employee over the next 3 to 6 months, which we estimate will cost us $50,000.

Description of property

         We are currently hosted out of the residence of our chief executive officer in Monkton, Maryland. We believe that these existing facilities are adequate to meet our current, foreseeable requirements or that suitable additional or substitute space will be available on commercially reasonable terms.

Plan of Operation


Industry Overview: Traditional Market

    The art market has historically been characterized by retail gallery operations and auction businesses organized as single galleries or small art store chains, each representing different artists and products. Each individual art retailer must attract customers by offering products with consumer appeal and artist recognition, price competitiveness, quality and complimentary services. In addition, the traditional business channels of art retailers have been challenged with:

o Inventory Costs: The unpredictable appeal and high cost of acquiring art inventory creates slow inventory cycles;

o Limited Selections: Selection is limited due to scarcity of original and limited edition art and physical retail space constraints;

o High Operating Cost Structures: Traditional retail galleries have a high cost of operations, as most leading galleries are located in either expensive shopping locales or in high-cost retail outlets and malls; and

o High Cost of Customer Service: Luxury goods buyers demand personalized customer service and sales people must be well trained and highly educated. Sales people must devote considerable time to each customer. These factors combine to create a high cost in time and resources to maintain an effective gallery sales force.

    The art and collectibles market is a multi-billion dollar industry, which includes products such as artwork, vases, trays, mugs, picture frames and ornaments sold by galleries and specialty stores. Consumers tend to purchase art, decorative accessories and collectibles from specialty stores. We believe that the increased demand for art and collectible products through specialty retail stores presents a significant business opportunity for us.

Industry Overview: Internet Art Market

    The widespread consumer acceptance of e-commerce presents an enormous opportunity for art retailers to conduct business over the Internet. In addition, demographic trends, the perceived instability of stocks as secure investment vehicles in light of recent market developments and high profile corporate failures together with the increase in home ownership have all led to greater spending on private collections of art, collectibles and home decorations.

    The expansion into the Internet by art retailers and auctioneers has greatly expanded the typical consumer's access to high quality art and to information about art, including history and pricing. It has also fueled an increase in total on-line transaction dollar amounts and overall spending on art products. Further, the Internet has provided art retailers with the opportunity to develop one-to-one relationships with customers worldwide from a central location without making the significant investments required to build a number of local retail presences. It has also reduced the printing and mailing requirements associated with traditional worldwide marketing activities. We believe art and related items are well suited for e-commerce because of the wide range of unique items available, the dispersed locations of potential customers and the relatively low operating costs. There are now a number of on-line art galleries and collectibles retailers. These can be categorized broadly as:

    - Upscale Auction Houses, which are attempting to extend their reach and margins by offering items for auction on-line;

    - On-line Companies which focus exclusively on Internet sales of art and art-related items, ranging from high quality original work to collectibles and posters; and

    - "Brick and Mortar" Companies which are seeking to supplement store sales with Website business.

Our Strategy

    Our objective is to capture the opportunity for a synergistic, highly efficient marketing and distribution system for art and related products and services by blending the best features of retail gallery art operations with the efficiencies that can be obtained through the Internet medium. Although many web based businesses have experienced significant disappointments with respect to the anticipated customer penetration, aggregated efficiencies, revenue opportunities, cost savings and profit, these businesses have largely attempted to sell relatively low-margin, low dollar transaction, fungible items at a lower price than competing, established physical retail stores. The physical retail stores can leverage their existing infrastructure to develop their own on-line offering, while the purely on-line retailers have had a very difficult time containing costs and attracting customers.

    The art market has a number of features that distinguish it from other goods that are being sold on-line. Art sales involve a relatively high per-transaction dollar amount. The uniqueness of each piece of art sold offers a natural buffer against competition. The fragmentation and lack of a "category killer" in art retailing make the industry more accessible to new entrants than many other retail segments. All of these factors together also contribute to an environment that is very friendly for art e-commerce. In addition, we believe that our retail gallery operations will also be distinguished by their high level of service and customer attention and by the unique blend of their artistic offerings, and finally, by our style.

    It is our philosophy to consistently provide our customers with:

o  An educational and enjoyable shopping experience;

o  Access to consultants who can assist in the shopping process;

o  Superior customer service;

o  Order tracking efficiency; and

o  A wide range of available products.

    Many Internet shoppers still use the Internet as a research tool and then make their actual purchase at a physical store. We also expect potential customers to our stores to "revisit" art pieces that caught their eye on our website and then purchase these items over the Internet. Our model of on-line and retail synergy positions the Internet to drive additional sales in the galleries, and the galleries to stimulate Internet purchasing activity. For both Internet and traditional galleries, the key elements of our strategy include:


o Retail Art Categories. We intend to provide a broad range of art work aimed at our target markets and we also intend to enhance our contemplated product offerings by expanding to lower-priced related items such as art glass, decorative art objects, frames, supplies and consignment and appraisal services as our business expands;

o Build Our Brand Name and Distribution Channel. We intend to develop a brand identity and provide leading artists with a powerful new distribution channel for their work that is consistent with their aesthetic standards and brings them an audience that would otherwise be unavailable to them;


o Develop Our Operational and Systems Infrastructure. We will devote significant resources to develop our systems and operational infrastructure to fully-support our anticipated e-commerce activity, and to develop and enhance our customer service and customer management capabilities.

Our Goals

    In addition to the general advantages of e-commerce and traditional retailing as a business conception, rather than as an ad hoc add on, we also intend to develop:

    - A strong reputation in our industry and among our target customers;

    - An established customer base with significant repeat buying potential;

    - A customer base with strong demographic appeal and a significant correlation with profiles of the typical Internet user;

    - A knowledge of the art-buying public and their tastes; and

    - A significant understanding of the art market.


     We have primary areas of our business that we intend to develop over the next six to twelve months:

 o Relationships with several artists for exclusive artwork offerings through Benacquista Galleries;
 o A complete, fully interactive e-commerce enabled website located at www.benacquistagalleries.com;
 o At least one gallery opening in a strategic location;
 o A sales and marketing capability sufficient to handle all website inquiries and gallery traffic.

    We have targeted locations for potential gallery openings during the next 12 months. These locations are in Pennsylvania, Virginia, Nevada and Maryland. The locations are in shopping malls which have been selected due to the number of complementary luxury goods stores they contain. We have also focused on properties which are highly selective with respect to their retail tenants. These properties are amongst the most expensive retail locations per square foot in the United States. It will be very difficult for us, as a development stage company without a significant operating history and with very limited cash reserves, to successfully secure a location in one or more of these malls. Mall landlords may require lease guarantees from a credit worthy entity, which we may not be able to provide. In addition, significant expenditures of capital can be required to make a retail location operable as an art gallery. While these expenses are often covered by a tenant improvement allowance offered by the mall landlord, there can be no assurance that we will receive such an allowance. Although we will seek out space that requires as little improvement as possible, there can be no assurance that such a space will be available to us on terms which we qualify for and would be willing to accept.

    We intend to develop a website at www.benacquistagalleries.com. The website will serve two primary functions for our company:

o developing customer awareness of our brand, offerings, featured artists, retail locations and available artwork to potential purchasers who will then be more likely to visit our retail location; and
o providing an on-line opportunity to purchase art viewed on our website or at one of our retail galleries.

    We believe that it will cost $100,000 to launch our website and to develop adequate advertising materials. We intend to accomplish this by means of outside consultants and by the efforts of James Price. We believe that these materials will be completed within 90 days of our receipt of $100,000 in financing proceeds. We have no present source for these funds other than the proceeds of the offering. It is our hope that the materials be completed no later than June 1, 2003.

    We believe that we will be able to offer for sale our existing inventory of artwork on-line and through our first gallery opening by June 1, 2003. Although our existing inventory of artwork was sold by our chief executive officer, James Price, from his private collection and does not represent any continuing on-going relationship with a particular artist, we believe that the inventory will be sufficiently interesting to attract art buyers to our gallery and site while we continue to negotiate contracts with individual artists. We expect that we will spend about $15,000 over 30 days on outside consultants to integrate our artwork inventory into our website presence. We have no present source for these funds other than the proceeds of the offering. It is our hope that at least one new artist and our current inventory will be available for sale on our website no later than June 1, 2003.

     Sales and marketing will be critical to the success of our business. Our business model relies heavily on our ability to cause collectors and investors to visit our galleries and our website. We intend to accomplish this goal through a combination of methods. We intend to hire a full-time sales and marketing director as soon as funding permits. We believe that we can obtain a suitable candidate for an annual salary of $65,000, without having to offer insurance or other benefits. We would need to support this individual with a marketing budget of approximately $35,000. This budget would be used for travel to and attendance at industry trade shows and for advertisements in trade publications and websites. We believe that this combination of efforts together with the efforts of our chief executive officer, James Price, in approaching colleagues and leaders in the art field will be sufficient. We intend to commence hiring the marketing director and beginning sales and marketing activities as soon as funds are available. We have no present source for these funds other than the proceeds of the offering.

    We believe it will take 3 months for us to identify and hire such an individual. We believe it will take another 6 to 8 months for the sales and marketing efforts to yield profits high enough to open our second gallery.

    In the event that only a nominal amount of stock is sold during the offering and there are insufficient proceeds to accomplish our plan of operation as noted above, then we will seek alternative sources of funding, products, and customers, including:

o Loans from our chief executive officer or other stockholders;
o Credit from consultants, suppliers, vendors and advertisers;

    There can be no assurance that any of the above alternative strategies will achieve our intended goals. If we are unsuccessful in securing resources by any of the above outlined means, then our organization will cease to be able to carry out any alternative plan of operation and we will cease operations, resulting in a total loss of investment for all shareholders.

Certain relationships and related party transactions

    There has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest, except as listed below:

    On January 31, 2003, chief executive officer James Price sold a number of individual works of art to us for a purchase price of $952,127.25. We issued a note for the amount of the purchase price, payable to Mr. Price. The note bears interest at an annual rate of 5%. The principal and interest under the note are due and payable on January 31, 2005. There is no penalty for prepayment. Pursuant to our conflict of interest policy, Mr. Price sold the artwork to us for no more than the amount of its value as appraised by a professional, independent third party appraiser.


Sales of our common stock

Common stock. The following table summarizes the private placement transactions in which we sold common stock to our directors, executive officers, 5% stockholders and persons and entities affiliated with them.



                                                  Price per     Shares of common
Purchaser                   Dates of purchase     share         stock
------------------          ------------------    ----------    ----------------

James Price
director and
executive officer            01/18/2003           $0.001         8,969,100

Totals                                                           8,969,100


Description of insider sales


    Officer and director James Price purchased 8,969,100 shares on January 18, 2003 at a per share purchase price of $0.001. Indemnification agreements

    We intend to enter into indemnification agreements with each of our directors and officers. Such indemnification agreements will require us to indemnify our directors and officers to the fullest extent permitted by Nevada law. For a description of the limitation of our directors' and officers' liability and our indemnification of such directors and officers, see "Limitation on directors' and officers' Liability and Indemnification." Conflict of interest policy.

    We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Our policy is to require that a majority of the independent and disinterested outside directors on our board of directors approve all future transactions between us and our officers, directors, principal stockholders and their affiliates. In this instance, as Mr. Price is currently our sole director, it is our policy to rely on recommendations from an outside appraiser or independent third party to assess the fairness of the transaction. Such transactions will continue to be on terms no less favorable to us than we could obtain from unaffiliated third parties.

Market for common equity and related stockholder matters

    There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue. As January 31, 2003, there are no options outstanding to purchase shares of our common stock and no options to purchase our common stock that are authorized and available for grant. We have no shares that are currently eligible for sale under Rule 144. We have 1,030,900 common shares, which we have agreed to register under the Securities Act in this offering for sale by current security holders. There are approximately 313 shareholders of record of our shares of common stock. We have also issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.00 to XCL Partners. This warrant and the common shares underlying the warrant are required to be registered in any registration statement that we happen to file a registration statement with the SEC subsequent to the effectiveness of this registration statement. No dividends have been paid on our common stock to date, and we have no plans to pay dividends on our common stock in the foreseeable future.

    The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, if trading in our common stock is determined to be subject to the above rules, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Where you can find additional information.

    We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.


     Upon effectiveness of our registration statement on Form SB-2, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above, at www.sec.gov.

    You may read and copy all materials, which we file with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may also visit our website for further information at www.benacquistagalleries.com, though such site is not currently operational, we anticipate that it will be by June of 2003.

Financial Statements.




                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)









               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                       AND
                              FINANCIAL STATEMENTS









                                January 31, 2003

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)



TABLE OF CONTENTS



                                                                            Page

Report of Independent Certified Public Accountants                           F-1

Financial Statements:

         Balance Sheet - January 31, 2003                                    F-2

         Statement of Operations for the Period January 17, 2003
           (Date of Inception) Through January 31, 2003                      F-3

         Statement of Stockholders' Equity for the Period from
           January 17, 2003 (Date of Inception) through January 31, 2003     F-4

         Statement of Cash Flows for the Period January 17, 2003
           (Date of Inception) Through January 31, 2003                      F-5

Notes to Financial Statements                                                F-6

HANSEN, BARNETT & MAXWELL                                     (801) 532-2200
A Professional Corporation                                  Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                           5 Triad Center, Suite 750
                                                 Salt Lake City, Utah 84180-1128
                                                           www.hbmcpas.com




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
Benacquista Galleries, Inc.


We have audited the accompanying balance sheet of Benacquista Galleries, Inc. (a development stage enterprise) as of January 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from January 17, 2003 (date of inception) through January 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Benacquista Galleries, Inc. as of January 31, 2003 and the results of its operations and its cash flows for the period from January 17, 2003 (date of inception) through January 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's lack of operating history raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                      HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 6, 2003

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)
                                  BALANCE SHEET


                                                                    January 31,
                                                                       2003

                                     ASSETS

Current Assets
     Cash                                                          $     5,000
     Inventory                                                         952,127
                                                                   ------------

         Total Current Assets                                          957,127

Deferred Offering Costs                                                  5,000
                                                                   ------------


     Total Assets                                                 $    962,127
                                                                  ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities                                               $          -

Long-Term Liabilities
     Note payable to related party                                $    952,127
                                                                  ------------

         Total Long-Term Liabilities                                   952,127
                                                                  ------------

Stockholders' Equity
     Common stock - $0.001 par value; 50,000,000 shares
        authorized; 10,000,000 shares issued and outstanding            10,000
                                                                  ------------


         Total Stockholders' Equity                                     10,000
                                                                  ------------

Total Liabilities and Stockholders' Equity                        $    962,127
                                                                  =============


The accompanying notes are an integral part of these financial statements.

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)
                             STATEMENT OF OPERATIONS




                                                              For the Period
                                                             January 17, 2003
                                                            (Date of Inception)
                                                                  Through
                                                             January 31, 2003


         Revenue                                            $               --

         General and administrative expenses                                --
                                                            ------------------

         Net Income                                         $               --
                                                            ==================

         Basic and Diluted Income Per Share                 $               --
                                                            ==================


         Weighted Average Number of Shares

               Outstanding                                          10,000,000
                                                            ==================

The accompanying notes are an integral part of these financial statements.

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)
                        STATEMENT OF STOCKHOLDERS' EQUITY





                                                     Common Stock                     Stockholders'
                                          --------------------------------------

                                              Shares                Amount                Equity
                                          -------------          ------------         -------------

Balance - January 17, 2003                           -            $         -          $         -

Shares issued for cash, January 2003
   $0.001 per share                         10,000,000                 10,000               10,000

Balance - January 31, 2003                  10,000,000            $    10,000          $    10,000
                                         =============            ===========          ===========


The accompanying notes are an integral part of these financial statements.

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)
                            STATEMENTS OF CASH FLOWS



                                                                                        For the Period
                                                                                       January 17, 2003
                                                                                      (Date of Inception)
                                                                                            Through
                                                                                          January 31,
                                                                                             2003

Cash Flows From Operating Activities                                                    $           -

Cash Flows From Investing Activities                                                    $           -

Cash Flows From Financing Activities
    Deferred offering costs                                                             $      (5,000)
    Sale of common stock                                                                       10,000
                                                                                        -------------

        Net Cash Flows From Financing Activities                                                5,000
                                                                                        -------------

Net Increase in Cash                                                                            5,000

Cash at Beginning of Period                                                                         -
                                                                                        -------------

Cash at End of Period                                                                   $       5,000
                                                                                        =============

Non Cash Financing Activities
    Acquisition of inventory by issuance of a note payable
     to a related party                                                                 $     952,127
                                                                                        =============


The accompanying notes are an integral part of these financial statements.

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprises)
                          NOTES TO FINANCIAL STATEMENTS
                                January 31, 2003




NOTE 1 - NATURE OF BUSINESS

Organization and Nature of Operations -- On January 17, 2003, Benacquista Galleries, Inc. ("the Company") was organized under the laws of the State of Nevada. The Company is considered a development stage enterprise and is in the process of raising capital to fund operations. As such, the Company has since inception spent most of its efforts in developing its business plan, constructing core materials for eventual sale to customers and in raising capital to fund its operations. The Company has relied upon cash flows from equity issuances to sustain operations. The planned operations of the Company consist of selling art work through the internet. The Company has had no revenues from any source to date.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments -- The carrying amounts reported in the accompanying financial statements for current assets approximate fair values because of the immediate or short-term maturities of these financial instruments.

Business Condition -- The Company is a new company with no operating history. It has not yet been able to execute its business plan. This situation raises substantial doubt about its ability to continue as a going concern. The Company plans to fund its operations by the following: issue debt securities, issue equity securities, or loans from related parties. Success in these efforts is not assured. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Deferred Offering Costs -- The Company deferred direct costs associated with the proposed public offering of its common stock. The deferred costs will be recognized as a reduction of the proceeds from the offering when the proceeds are realized.

Income Taxes -- The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled. Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Inventories -- Inventories are stated at the lower of cost or market.

Net Income Per Share - Basic and Diluted -- Basic income (loss) per common share is computed on the basis of the weighted-average number of common shares outstanding during the period. Diluted income per share, is computed on the basis of the weighted-average number of common shares and all potentially issuable common shares outstanding during the year. As of January 31, 2003, there were 1,000,000 warrants that will not be included in the computation of diluted net loss per share as their effect would be anti-dilutive, thereby decreasing the net loss per common share.

NOTE 3 - STOCKHOLDERS' EQUITY AND WARRANTS

Common Stock --In January 2003, the Company issued 10,000,000 shares of common stock to various individuals, including officers of the Company, for cash proceeds of $10,000 or $0.001 per share.

Warrants--In January 2003, the Company issued warrants to purchase 1,000,000 shares of common stock to an unaffiliated company. The following summarizes outstanding warrants at January 31, 2003:


                                                                         Weighted-Average       Weighted-Average
                                                                             Exercise               Remaining
               Fixed Warrants                           Warrants               Price            Contractual Life
     ---------------------------------------         -------------       ---------------       --------------------

     Outstanding at January 17, 2003                            --       $            --                      --
     Issuances                                           1,000,000                  1.00              2.84 years
                                                     -------------       ---------------
     Outstanding at January 31, 2003                     1,000,000       $          1.00
                                                     =============       ===============


NOTE 4 - RELATED PARTY TRANSACTIONS


In January 2003, the major shareholder sold certain of his works of art to the Company for $952,127 represented by an unsecured note payable. The note bears interest at 5% per annum and is due in full January 31, 2005 with no periodic payments required. The purchase price represents the shareholder's original cost in the art which was acquired for cash. This inventory has been recorded at the lower of original cost or market.

BENACQUISTA GALLERIES, INC.

Benacquista Galleries, Inc.
Registration statement on form SB-2

Part II

Information not required in prospectus

Indemnification of directors and officers

    Article V of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of us if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

    We intend to enter into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liability that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates.


SEC registration fee.................................................. $     200
Printing and engraving costs..........................................     1,000
Legal fees and expenses...............................................    15,000
Accounting fees and expenses..........................................     5,000
Blue sky fees and expenses............................................     2,000
Transfer agent and registrar fees.....................................     1,000
Miscellaneous expenses................................................       800
Total.................................................................   $25,000

Recent sales of unregistered securities

Between January 17, 2003 and January 31, 2003, the registrant sold 10,000,000 shares of common stock. There was no public offering of the shares. The duration of the offering period was January 17, 2003 to January 31, 2003 at a price per share of par value of $0.001 per share, for total offering proceeds to the company of $10,000. These issuances are exempt from registration under the Securities Act in accordance with Section 4(2) of the Act. These shares were issued to our chief executive officer and sole director and to acquaintances, associates and consultants of our chief executive officer and sole director. A total of 313 offers concerning the securities were made during the period of the offering. There was no general solicitation, public announcement, advertisement or general offering of the securities. All of the offers were made to acquaintances and business associates of the officer and director of the company. These 313 offers resulted in sales of 10,000,000 shares to 313 shareholders of record. Of the 313 sales that took place, 63 sales were made to unaccredited, non-affiliate investors. All non-accredited investors were sophisticated investors. The remaining 250 sales were made to accredited investors.

Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information:

o the information required to be furnished in Part I of Form SB-2 under the Securities Act;
o the information required by Item 310 of Regulation S-B;
o the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; and
o written disclosure regarding the limitations and restrictions on resale of the securities.

    The company has relied on Section 4(2) of the Securities Act of 1933 for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549. All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of Benacquista Galleries. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for Benacquista Galleries. In addition, each was granted physical access to Benacquista Galleries facilities for inspection. Transactions by the registrant involving the sales of these securities set forth above were issued under the "private placement" exemptions under the Securities Act of 1933 as transactions by an issuer not involving any public offering. The registrant has made its own independent determination, based on its own investigation as to whether each person is:

o a sophisticated investor capable of assessing the risks inherent in a private offering;
o able to bear the economic risk of his investment; and
o aware that the securities were not registered under the Securities Act of 1933 and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom.

     The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

     For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Related party transactions" in the form of prospectus included herein.

Exhibits

Number description

3.1     Articles of incorporation of the registrant
3.2     Bylaws of the registrant.
4.1     Specimen common stock certificate.
5.1     Opinion of Jonathan Ram Dariyanani, Esq.
10.1    Note agreement between the registrant and James Price, dated
        January 31, 2003.
10.2 Warrant agreement between the registrant and XCL Partners dated January 31, 2003.
23.1    Consent of Hansen, Barnett & Maxwell, Certified Public Accountants
23.2    Consent of Jonathan Ram Dariyanani, Esq.    (included in Exhibit 5.1).

Undertakings

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one or more of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one or more of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake:

(1) to file during any period in which we offer or sell securities, a post-effective amendment to this registration statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and (c) to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h)under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.


Signatures

         As required by the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, who is duly authorized, in Monkton, Maryland this 28th day of March, 2003.

By: /s/ James Price

James Price, chief executive officer
/s/ James Price

James Price, principal financial officer
/s/ James Price

James Price, principal accounting officer
/s/ James Price
James Price, director

EXHIBIT INDEX


Number description
Exhibits

Number description

3.1      Articles of incorporation of the registrant
3.2      Bylaws of the registrant.
4.1      Specimen common stock certificate.
5.1      Opinion of Jonathan Ram Dariyanani, Esq.
10.1     Note agreement between the registrant and James Price, dated
         January 31, 2003.
10.2 Warrant agreement between the registrant and XCL Partners dated January 31, 2003.
23.1     Consent of Hansen, Barnett & Maxwell, Certified Public Accountants
23.2     Consent of Jonathan Ram Dariyanani, Esq.    (included in Exhibit 5.1).